As filed with the Securities and Exchange Commission on October 23, 1998

                                                              File No. 333-51933

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM SB-2
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

                                 PTN MEDIA, INC.
                 (Name of small business issuer in its charter)

                Delaware                                      7371                                   38-3399098
      (State or other jurisdiction                (Primary Standard Industrial                    (I.R.S. Employer
    of incorporation or organization)              Classification Code Number)                  Identification No.)

     313 North First St., Suite 8B, Ann Arbor, Michigan 48104 (734) 327-0579
          (Address and telephone number of principal executive offices)

                    313 North First St., Suite 8B, Ann Arbor,
             Michigan 48104 (Address of principal place of business
                    or intended principal place of business)

                             Peter Klamka, President
                                 PTN Media, Inc.
     313 North First St., Suite 8B, Ann Arbor, Michigan 48104 (734) 327-0579
            (Name, address and telephone number of agent for service)

                                ----------------

                                   Copies to:

                             David N. Feldman, Esq.
                         Law Offices of David N. Feldman
                         36 West 44th Street, Suite 1201
                            New York, New York 10036
                                 (212) 869-7000
                               Fax: (212) 997-4242

                                ----------------


                      Approximate date of proposed sale to
             the public: As soon as practicable after the effective
                          date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ----------------

                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed           Proposed
                                                                      Maximum           Maximum
Title of Each Class of                           Amount to      Offering Price Per      Aggregate           Amount of
Securities to be Registered                    be Registered          Share          Offering Price(1)   Registration Fee

Common Stock,
  par value $. 001 per share.............     400,000 Shares          $5.00            $2,000,000            $ 590

==========================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                 PTN MEDIA, INC.

                         400,000 SHARES OF COMMON STOCK


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM SB-2

                                OCTOBER 23, 1998

     This Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 of PTN Media, Inc., a Delaware corporation (the "Company") includes certain amended information contained in the Company's Registration Statement, as well as in the Company's Prospectus dated September 18, 1998, as supplemented by that certain Prospectus supplement dated September 23, 1998 ("Prospectus"). Terms not otherwise defined herein shall have their respective meanings set forth in the Company's Prospectus.

     This Post-Effective Amendment, as well as the Supplement, must be affixed to the Prospectus upon any delivery to an offeree of the Shares.

     On October 22, 1998, the Company determined to extend the Expiration Date of the Offering to January 31, 1999. After that date, the Offering will expire. The cover page of the Prospectus, as well as the Section of the Prospectus entitled "Plan of Distribution," should be considered to be amended accordingly. Any Subscription Agreement describing the Expiration Date is also deemed to be amended to reflect the extended Expiration Date.

     The extension of the Expiration Date was desired due to delays in completing the Offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ann Arbor, Michigan on October 22, 1998.

                                                     PTN MEDIA, INC.

                                            By:
                                               /s/ Peter Klamka
                                              ---------------------------------
                                               Peter Klamka, Chairman,
                                               President and Chief Exec. Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name                                        Title                               Date
----                                        -----                               ----
/s/ Peter Klamka                            Chairman, President, Chief          October 22, 1998
--------------------------------
Peter Klamka                                Executive Officer and Secretary
                                            (Principal Executive Officer and
                                            Principal Financial and Accounting
                                            Officer)


/s/ Deborah M. Schneider*                   Director                            October 22, 1998
--------------------------------
Deborah M. Schneider


/s/ Lila Lazarus*                           Director                            October 22, 1998
---------------------------------
Lila Lazarus


* By Peter Klamka, as attorney-in-fact
pursuant to power of attorney granted
May 1, 1998

Exhibit
Number                                        Description
-------                                       -----------
1.1*     Form of Placement Agent Agreement
2.1*     Plan of Merger between PTN Media, Inc. and Interactive Entertainment Studio, Inc., dated as of February 25, 1998.
3.1*     Certificate of Incorporation of PTN Media, Inc. dated as of January 13, 1998.
3.2*     By-Laws of PTN Media, Inc.
4.1*     Specimen Common Stock Certificate
4.2*     Specimen 1997 Warrant Certificate
4.3*     Specimen 1998 Warrant Certificate
5.1*     Opinion of the Law Offices of David Feldman
10.1*    Web Site License Agreement between Niki, Inc. and Interactive Entertainment Studio, Inc. dated as of June 1, 1997
10.2*    Website License Agreement between Ty Girl, Inc. and Interactive Entertainment Studio, Inc. dated as of January 1, 1998
10.3*    License Agreement between Ty Girl, Inc. and Interactive Entertainment Studio, Inc. dated as of January 1, 1998
10.4*    Lease Agreement dated as of February 27, 1998, between First Miller Limited Partnership and PTN Media, Inc.
10.5*    Website Design Services Agreement between zoecom, Inc. and Interactive Entertainment Studio, Inc. dated as of December
         20, 1996
10.6*    Letter of Intent between Cdnow, Inc. and Interactive Entertainment Studio, Inc. dated as of September 8, 1997
10.7*    Agreement for Fashion House Flowers & Gifts Service between PC Flowers and Gifts, Inc. and Interactive Entertainment
         Studio, Inc. dated as of September 9, 1997
10.8*    Standard Publicists Guild Agency - Client Agreement between the Angellotti Company and PTN Media, Inc. dated as of April
         15, 1998
10.9*    PTN Media, Inc. 1998 Stock Option Plan
10.10*   Form of Subscription Agreement for Shares in this Offering
10.11*   Revolving  Promissory Note issued by PTN Media, Inc. to Peter Klamka dated April 1, 1998, in the maximum principal sum of
         $500,000
10.12*   Escrow Agreement between University Bank and PTN Media
11.1*    Computation of per share earnings
23.1     Consent of Lazar Levine & Felix LLP
23.2*    Consent of the Law Offices of David Feldman (included in Exhibit 5.1)
24.1*    Power of Attorney (included in Part II of the Registration Statement)
27.1*    Financial Data Schedule
---------------------

*Previously filed.